EXHIBIT 99.1

PROXY

IMPCO TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

            , 2006

The undersigned stockholder of IMPCO Technologies, Inc. (“IMPCO”) hereby nominates, constitutes and appoints Mariano Costamagna and Thomas Costales, and each of them, the attorney, agent, and proxy of the undersigned, with full powers of substitution, to vote all stock of IMPCO which the undersigned is entitled to vote at the Special Meeting of Stockholders of IMPCO to be held at 3030 South Susan Street, Santa Ana, California 92704, on                     , 2006, at 8:00 a.m. and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present there at, as follows:

1.	APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION. To approve the Agreement and Plan of Reorganization dated June 27, 2006, which provides for the merger of IMPCO with a wholly-owned subsidiary of the newly-formed holding company, Fuel Systems Solutions, Inc., a Delaware corporation (“Fuel Systems”), and the holders of outstanding IMPCO common stock will receive (i) one whole share of common stock of Fuel Systems in exchange for every two shares of IMPCO common stock and (ii) the right to receive cash in lieu of any fractional shares of Fuel Systems common stock that such stockholder would otherwise hold as a result of the reorganization, as more fully described in the proxy statement/prospectus dated June 27, 2006, accompanying the Notice of Special Meeting.

FOR [ ] AGAINST [ ] ABSTAIN [ ]

2.	APPROVAL OF THE 2006 INCENTIVE BONUS PLAN. Adopting a 2006 Incentive Bonus Plan which would make it possible to provide cash and/or stock bonus incentives to all of the company’s employees worldwide.

FOR [ ] AGAINST [ ] ABSTAIN [ ]

3.	ELECTION OF DIRECTORS. Electing three members of our board of directors:

Mariano Costamagna	FOR [ ] WITHHELD [ ]
Douglas R. King	FOR [ ] WITHHELD [ ]
J. David Power, III	FOR [ ] WITHHELD [ ]

4.	APPOINTMENT OF AUDITORS. Ratifying the Audit Committee’s appointment of BDO Seidman, LLP as our independent auditors to serve until the next annual meeting.

FOR [ ] AGAINST [ ] ABSTAIN [ ]

5.	OTHER BUSINESS. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

PLEASE SIGN AND DATE THE OTHER SIDE

PLEASE SIGN AND DATE BELOW

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR” ON PROPOSAL 1. THE PROXY CONFERS AUTHORITY AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, UNLESS CONTRARY INSTRUCTIONS ARE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. IN ALL OTHER MATTERS, IF ANY, PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Date: , 2006
(Number of Shares)

(Please Print Your Name)	(Signature of Stockholder)

(Please Print Your Name)	(Signature of Stockholder)

(Please date this Proxy and sign your name as it appears on the stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

I do [ ] do not [ ] expect to attend the Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE BANK AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.